Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Michael Shea, CFO	Lauren Felice
	David Reingold, Senior Vice President, Marketing, IR	RF Binder Partners
	Computer Horizons Corp.	(212) 994-7541
	(973) 299-4000	lauren.felice@rfbinder.com
mshea@computerhorizons.com
dreingol@computerhorizons.com

COMPUTER HORIZONS REPORTS FIRST QUARTER 2005 RESULTS

Revenue Grows 12 Percent; Operating Profit in Line with Guidance;

First Quarter Reported by Realigned Business Segments

Mountain Lakes, NJ, April 28, 2005 - Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced its financial results for the first quarter ended March 31, 2005.

Executive Summary

“We are pleased to report overall year-over-year top line growth of 12 percent, and, most importantly, that we have met one of our key objectives and a critical milestone for CHC in recent times – operating profit and a positive bottom line,” said William J. Murphy, president and chief executive officer of Computer Horizons.  “We know we still have work ahead of us, but we believe that our revised business model has begun to work.

“This is the first quarter that we are reporting by our realigned operating segments; Commercial, Federal Government and Chimes.  To this end, prior year amounts have been reclassified in order to provide a basis for comparison, conforming to our lines of business.

“Our Federal and Chimes business segments experienced increased growth and profitability in 2005 compared with 2004. We are particularly pleased that the Chimes transaction-based, recurring revenue model is approaching our expectations and is now contributing to CHC’s overall bottom line.   Although we reduced our operating loss in the Commercial segment by approximately $1 million from the fourth quarter of 2004 due primarily to cost reductions in SG&A, we actually increased our operating loss by approximately $600,000 in comparison to the prior year period.  This operating loss increase is primarily attributable to a two point decline in the gross margin percentage.  The Commercial segment continues to need more critical mass in order to enable us to leverage our cost structure and return to profitability.

“Part of our strategy for growth is the proposed merger with Analysts International (Nasdaq: ANLY), which we announced on April 13, 2005.  We are excited about this opportunity.  The combination would establish us as a $600 million IT professional services firm, one of the largest in the industry, add needed critical mass and provide significant opportunities for growth and leverage of corporate overhead and infrastructure costs.”

Financial Highlights

CHC recorded consolidated revenues for the first quarter of 2005 of $66.6 million, a 12 percent increase over the first quarter of 2004.  The Company reported net income of approximately $330,000, or $0.01 earnings per share for the first quarter of 2005, compared with a net loss of $566,000, or $(0.02) per share in the comparable period of 2004.  The 2005 net income includes a special credit (pertaining to a bad-debt recovery) of $439,000, net of tax, or $0.01 per share and a $228,000 charge, net of tax, or $(0.01) per share related to the amortization of intangibles.   The first quarter of 2004 net loss included amortization of intangibles of $143,000, net of tax, or slightly less than $(0.01) per share.

Commenting on CHC’s financial position and performance, Michael J. Shea, chief financial officer of Computer Horizons, said, “We reported adjusted EBITDA of $1.1 million during the first quarter, considerably higher than previously reported quarters (see Adjusted EBITDA Reconciliation Table).  Our balance sheet remains strong, with approximately $31.4 million in cash at March 31, 2005, no debt and a strong working capital ratio of 3.9 to 1. Additionally, the Company further reduced days sales outstanding (DSOs) by 8 days, down to 69 days, from the comparable period in 2004.”

Commenting on operations, Murphy added, “As previously disclosed, revenue for the first quarter did come in slightly lower than our expectations, primarily due to seasonality in our Commercial sector, which this year impacted us in January instead of December; but the Commercial division still turned in nine percent year-over-year growth for the first quarter.  As I said before, we still have work to do.  We believe our Commercial division will be the primary benefactor of the proposed merger with Analysts International.  Combining our two businesses with complementary customers and geography should provide larger-scale opportunities and the critical mass required to leverage our infrastructure costs.

“Our Federal Government division turned in solid performance during the quarter, with a 21 percent year-over-year revenue increase, which was attributable to the AIM acquisition.  RGII has been focused on finalizing the transition of its business from its restricted 8(a) contracts, which is now virtually complete. We look forward to a resumption of organic growth in this segment. In the meantime, RGII continues to deliver a strong profit contribution.

“Chimes turned in its strongest performance to date, with 19 percent year over year and 10 percent sequential growth on the top line and pre-tax income of $595,000, after corporate allocation, up substantially from the fourth quarter of 2004.  This growth was due largely to completed new customer implementations during the fourth quarter.  As we previously stated, 2005 will be a defining year for Chimes.  Customer decisions that were tabled for the first half of 2004 are seemingly accelerating and we have signed six new customers and expanded our services at four other existing customers during the first quarter of 2005.  Now that we have achieved critical mass, the Chimes unit is expected to contribute substantially to CHC’s overall bottom line, with very strong gross margins.”

Looking Forward

Based on current business conditions, CHC expects its revenue in the second quarter of 2005 to be in the range of $69.0 million to $71.0 million, with operating results, excluding amortization of intangibles and special charges, expected in the range of $0.01 to $0.03 earnings per share.

The Company re-confirmed its expectations for growth and profitability for the full year 2005.  Excluding the financial impact of the proposed merger, CHC expects revenues for the full year 2005 to be in the range of $280 to $290 million, with operating results, excluding amortization of intangibles and special charges, expected in the range of $0.10 to $0.14 per share.

The Company intends to file its registration statement with the Securities and Exchange Commission, regarding its previously announced proposed merger with Analysts International (Nasdaq: ANLY), during the month of May.

Computer Horizons Corp. will be conducting a conference call and webcast to discuss first quarter results, after it has filed its registration statement for its proposed merger with Analysts International.  The Company will issue notification of this call as early as possible, prior to the call.

Reconciliation of Segments Income/ (Loss) Before

Income Tax to Consolidated Income/(Loss) Before Income Tax

(in thousands)

	THREE MONTHS ENDED
	March 31, 2005	March 31, 2004

Total Segment Income / (Loss) Before Income Taxes :	$8	$(686)

Adjustments :
Special (charges) / credits	675	—
Amortization of intangibles	(350)	(208)
Net interest income	175	83
Total adjustments	500	(125)

Consolidated Income / (Loss) Before Income Taxes	$508	$(811)

OPERATIONAL REVIEW BY BUSINESS SEGMENT

Condensed financial information is presented below for each of the Company’s business segments.  Total income/(loss) before income taxes excludes interest income/expense, amortization and special charges/credits. [See Reconciliation of Segments Income/ (Loss) Before Income Taxes to Consolidated Income/ (Loss) Before Income Taxes.]

(in thousands)

	THREE MONTHS ENDED
	March 31, 2005	March 31, 2004
Revenues :
Commercial	$48,671	$44,783
Federal	11,539	9,570
Chimes	6,363	5,353
Total Revenues	66,573	59,706

Gross Profit :
Commercial	9,518	9,691
Federal	5,415	4,150
Chimes	6,052	5,061
Total Gross Profit	20,985	18,902
%	31.5%	31.7%

Operating Income :
Commercial	2,606	3,110
Federal	1,323	968
Chimes	1,189	94
Total Operating Income	5,118	4,172
%	7.7%	7.0%

Corporate Allocation :
Commercial	4,073	3,959
Federal	443	389
Chimes	594	510
Total Corporate Allocation	5,110	4,858
%	7.7%	8.1%

Total Income / (Loss) before Income Taxes :
Commercial	(1,467)	(849)
Federal	880	579
Chimes	595	(416)
Total Income / (Loss) before Income Taxes	$8	$(686)
%	0.0%	(1.1)%

Highlights From The Commercial Sector

•                  Revenues for the first quarter were $48.7 million, a 9 percent increase from the first quarter of 2004, and a 3 percent sequential decrease from the fourth quarter of 2004.  The softness is primarily attributable to a seasonality, which impacted us in January instead of December.

•                  Gross profit for the first quarter was 19.6%, a two percentage point decrease from the first quarter of 2004.

•                  SG&A decreased by approximately $1 million sequentially due to CHC’s fourth quarter restructuring, which greatly helped to reduce losses in this segment.

•                  During the first quarter, the Commercial sector resulted in a loss of $(0.03) per share.

•                  The Company was added to three new preferred vendor lists, replacing its position at two companies where it was eliminated from a preferred status.

•                  CHC is performing twice the amount of solutions work in its nearshore outsourcing center in Montreal than it was in the comparable period a year ago, and it anticipates this growth trend to continue.

•                  Total billable headcount at the end of the first quarter of 2005 was approximately 1,900, up from 1,700 in the first quarter of 2004.

Highlights From The Federal Government Sector

•                  Revenues for the first quarter were $11.5 million, a 21 percent increase over the comparable period in 2004 and essentially flat with the fourth quarter of 2004.  The year-over-year revenue increase is attributable to the AIM acquisition.

•                  Gross profit improved to 46.9% in the quarter, an increase of over three percentage points from the prior year period.

•                  During the quarter, the Federal Government sector contributed $0.02 per share to the bottom line.  Profit contributions are holding but organic growth has been slower due to the transitioning of 8(a) contracts.  The Company anticipates this revenue trend to continue throughout 2005 and it is in line with CHC’s internal expectations.

•                  Transition from 8(a) business is now virtually complete, with 96 percent of all current contracts now unrestricted.

•                  During the quarter, RGII was selected as part of a team to provide program support to the Naval Air Systems Command (NAVAIRSYSCOM) and to the Office of Naval Research (ONR).

•                  Funded backlog as of March 31, 2005 for RGII is approximately $20 million and contracted (unfunded) backlog approximates $110 million.

Chimes, Inc. Highlights

•                  Chimes reported $6.4 million in revenue for the first quarter of 2005, a 19 percent increase over the comparable period in 2004, and a 10 percent increase from the fourth quarter 2004.

•                  Gross profit improved to 95.1%, an improvement from the prior year margin of 94.5%.

•                  Chimes began generating revenue at 4 new accounts during the first quarter.  The momentum at Chimes continues to build, with several of its largest existing customers expanding their contracts.

•                  During the first quarter 2005, Chimes added six new customers and expanded services at four existing customers.

•                  Chimes dramatically improved its pre-tax bottom-line results, from a loss of $416,000 in the first quarter of 2004 to income of $595,000 in the first quarter of 2005.  This improvement is largely attributable to increased gross profit from increased revenues as well as cost reductions taken during the fourth quarter 2004.

About Computer Horizons Corp.

Computer Horizons Corp. (‘CHC’) (NASDAQ: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit www.computerhorizons.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements contained in this press release may include statements about future financial and operating results and about the proposed merger of Computer Horizons and Analysts International — These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if either of the companies does not received required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated.  In any forward-looking statement in which Computer Horizons or Analysts International expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Computer Horizons ‘ and Analysts’ businesses will not be integrated successfully to yield the anticipated cost savings and financial results; (ii)  costs related to the proposed merger may be higher due to delays in obtaining regulatory approval; (iii) failure of the Computer Horizons and Analysts shareholders to approve the proposed merger; and (iii) other economic, business, competitive and/or regulatory factors affecting Computer Horizons ‘ and Analysts’  businesses generally, including those set forth in Computer Horizons’ and Analysts’  filings with the SEC, including in their respective Annual Reports on Form 10-K for the most recent fiscal years, especially in the Management’s Discussion and Analysis section, the most recent Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K.  All forward-looking statements included in this press release are based on information available to Computer Horizons and Analysts on the date hereof.  Computer Horizons and Analysts undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Additional Information and Where to Find It

Computer Horizons Corp. intends to file with the Securities and Exchange Commission a registration statement on Form S-4 and Computer Horizons Corp. and Analysts International Corporation intend to file with the Commission a related joint proxy statement/prospectus in connection with the merger transaction involving Computer Horizons and Analysts International.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND RELATED JOINT PROXY STATEMENT/ PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION.  Investors and security holders may obtain a free copy of the joint proxy statement/ prospectus (when it is available) and other documents filed by Computer Horizons Corp. and Analysts International Corporation with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov.  Free copies of the joint proxy statement/prospectus, once available, and other documents may also be obtained for free from Computer Horizons Corp.’s and Analysts International Corporation’s respective investor relations at dreingol@computerhorizons.com and pquist@analysts.com, respectively.

Computer Horizons Corp. and Analysts International Corporation and their respective directors, officers and other employees and proxy solicitors may be deemed to be participants in the solicitation of proxies from the shareholders of Computer Horizons and Analysts International with respect to the transactions contemplated by the merger agreement.  Information regarding Computer Horizons’ officers and directors is included in Computer Horizons’ Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 11, 2005.  Information regarding Analysts International’s officers and directors is included in Analysts International’s Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 22, 2005.  These documents are or will be available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Computer Horizons Corp.’s investor relations at dreingol@computerhorizons.com and Analysts International Corporation investor relations at pquist@analysts.com.

Financial Tables Follow

Adjusted EBITDA Reconciliation:

A reconciliation of net income/ (loss) as reported to adjusted EBITDA is as follows: (in thousands)

	THREE MONTHS ENDED
	March 31, 2005	March 31, 2004

Net income / (loss) as reported	$330	$(566)
Income taxes/ (benefit)	178	(254)
Special charges/ (credits)	(675)	—
Amortization of intangibles	350	208
Net interest income	(175)	(83)
Minority interest	—	9
Depreciation	1,058	1,316
Adjusted EBITDA *	$1,066	$630

* To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is adjusted from results based on GAAP to exclude certain items.  This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP financial measure provided is useful information to both management and investors by excluding certain items that may not be indicative of our core operating results.  In addition, because we have historically reported certain non-GAAP financial measures to investors, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

Computer Horizons Corp. and Subsidiaries

Consolidated Condensed Statements of Operations

(Unaudited - In thousands, except per share data)

	THREE MONTHS ENDED
	March 31, 2005	March 31, 2004

Revenues
Commercial	$48,671	$44,783
Federal	11,539	9,570
Chimes	6,363	5,353
Total	66,573	59,706
Direct Costs	45,588	40,805
Gross Profit	20,985	18,901
Selling, General & Admin.	20,977	19,587
Special Charges / (Credits)	(675)	—
Amortization of Intangibles	350	208
Income / (Loss) from Operations	333	(894)
Net Interest Income	175	83
Income / (Loss) Before Income Taxes	508	(811)
Income (Taxes) / Benefit	(178)	254
Minority Interest	—	(9)
Net Income / (Loss)	$330	$(566)

Earnings / (Loss) per share - Basic	$0.01	$(0.02)

Weighted Average Number of Shares Outstanding - Basic	31,193,000	30,676,000

Earnings / (Loss) per share - Diluted	$0.01	N/A

Weighted Average Number of Shares Outstanding - Diluted	31,524,000	N/A

COMPUTER HORIZONS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited – In thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current Assets :
Cash and cash equivalents	$31,373	$33,649
Accounts receivable, less allowance for doubtful accounts	51,179	51,322
Deferred income taxes	875	1,868
Refundable income taxes	4,924	4,088
Other current assets	4,019	5,550
Total current assets	92,370	96,477

Property and equipment, net	5,492	5,995

Other assets - net :
Goodwill	27,625	27,625
Intangibles	2,903	3,253
Deferred income taxes	18,637	17,698
Other assets	7,912	8,036
Total Assets	$154,939	$159,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities :
Accounts payable	9,809	7,615
Accrued payroll	8,512	8,489
Income taxes payable	1,468	1,377
Restructuring reserve	893	3,351
RGII contingency payment	—	1,851
Other accrued expenses	2,703	4,912
Total Current Liabilities	23,385	27,595

Deferred compensation	2,493	2,633
Supplemental executive retirement plan	2,197	2,162
Other liabilities	800	913
Total Liabilities	28,875	33,303

Shareholders’ Equity :
Common stock	3,315	3,315
Additional paid in capital	151,167	151,281
Accumulated comprehensive loss	(2,601)	(2,200)
Retained earnings / (deficit)	(13,741)	(14,072)
	138,140	138,324
Less : Treasury shares	(12,076)	(12,543)
Total Shareholders’ Equity	126,064	125,781

Total Liabilities and Shareholders’ Equity	$154,939	$159,084

COMPUTER HORIZONS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited – In thousands)

	March 31, 2005	March 31, 2004

Cash flows from operating activities
Net income / (loss)	$330	$(566)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Deferred taxes	54	(379)
Depreciation	1,058	1,316
Amortization of intangibles	350	208
Provision for bad debts	201	390

Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(58)	(3,042)
Other current assets	1,530	1,122
Other assets	124	(280)
Refundable income taxes/benefit reserve	(836)	—
Accrued payroll, payroll taxes and benefits	23	869
Accounts payable	2,194	561
Income taxes payable	91	(572)
RGII contingency payment	(1,851)	(630)
Other accrued expenses	(4,834)	(1,999)
Deferred compensation	505	(103)
Supplemental executive retirement plan	35	120
Other liabilities	(758)	373

Net cash provided by / (used in) operating activities	(1,842)	(2,612)
Cash flows from investing activities
Purchases of furniture and equipment	(555)	(497)
Net cash provided by / (used in) investing activities	(555)	(497)
Cash flows from financing activities
Stock options exercised	325	262
Stock issued on employee stock purchase plan	28	146
Net cash provided by / (used in) financing activities	353	408
Effect of foreign currency gains/ (losses)	(232)	(152)
Net increase/ (decrease) in cash and cash equivalents	(2,276)	(2,853)

Cash and cash equivalents at beginning of year	33,649	52,610
Cash and cash equivalents at end of period	$31,373	$49,757